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Exhibit 23.19

                          CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated May 23, 1996 relating to the financial statements of Bay State Computer Group, Inc., which appear in the Current Report on Form 8-K, dated October 25, 1996, as amended, of U.S. Office Products Company.

                             Parent, McLaughlin & Nangle
                             Boston, Massachusetts

April 3, 1997